CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2007, relating to the consolidated financial statements of Cryoport, Inc. as of March 31, 2007 and 2006 and for each of the years in the two-year period ended March 31, 2007, which report is included in Cryoport, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 2007.

/s/ KMJ CORBIN & COMPANY LLP

Irvine, California
November 13, 2007